Exhibit 99.1

FOR IMMEDIATE RELEASE

Concurrent Computer Corporation Announces
The Resignation of Director Alex Best

Best Resigns Due to Conflict of Interest Arising from Service as a Director for Arris and Concurrent

ATLANTA, Georgia, December 17, 2007 – Concurrent (Nasdaq: CCUR), a worldwide leader of on-demand technology and real-time computing technology, today announced that Mr. Alex Best has resigned from its Board of Directors effective December 14, 2007.  Mr. Best who also serves as a director for Arris Group Inc. resigned due to the potential conflict of interest that could arise since Arris acquired C-COR Incorporated on December 14, 2007.  C-COR and Concurrent have competing video-on-demand product lines.

“Alex Best has served as a Director of Concurrent for almost seven years and will be greatly missed,” said Gary Trimm, Concurrent president and chief executive officer.  He added, “Alex has provided consistent technical and managerial leadership in the boardroom.  He brought his substantial cable expertise to bear on important issues and he is a gentleman beyond reproach.  We wish him the best of luck.”

About Concurrent

Concurrent (NASDAQ: CCUR) is a leading provider of high-performance, real-time Linux software and solutions for commercial and government markets.  For 40 years Concurrent’s best-of-breed products have enabled a range of time-critical solutions including: modeling and simulation, high speed data acquisition, visual imaging, low latency transaction processing and on-demand television.  Concurrent’s on-demand television applications are utilized by major service providers in the cable and IPTV industries to deliver video-on-demand (VOD) and, through subsidiary company Everstream, measure the effectiveness of interactive television.  Concurrent is a global company with regional offices in North America, Europe, Asia and Australia, and has products actively deployed in more than 24 countries.  Concurrent’s products and services are recognized for being uniquely flexible, comprehensive, robust and reliable.  For more information, please visit www.ccur.com.
For more information, contact:

Concurrent Media Relations
Rebecca Biggs
GCI Group
404.242.8763
rbiggs@gcigroup.com

Concurrent Investor Relations
Kirk Somers
678-258-4000
investor.relations@ccur.com

Certain statements made or incorporated by reference in this release may constitute “forward-looking statements” within the meaning of the federal securities laws.  Statements regarding future events and development and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward looking statements include, among others, statements regarding our products, release schedules, and product development.  All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.  Such risks and uncertainties include our ability to meet customer schedules and demands and deployment and integration goals.

Important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission on Sept. 1, 2006 and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the heading “Risk Factors” are specifically incorporated by reference in this press release.  Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

# # #

Concurrent Computer Corporation its logo and Everstream and its logo are registered trademarks of Concurrent Computer Corporation. All other Concurrent product names are trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.  Linux® is used pursuant to a sublicense from the Linux Mark Institute.